UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):June 4, 2007 (May 30, 2007)

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	84-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 South Main Street
Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

A. Effective May 30, 2007, Orion Ethanol, Inc. (the “Company”) entered into a Restricted Stock Agreement (the “RSA”), dated as of January 12, 2007, with Gary C. Evans, the Chief Executive Officer and a director of the Company. Pursuant to the RSA, the Company agreed to issue to Mr. Evans, three million five hundred thousand (3,500,000) shares of its common stock, $0.001 par value, of the Company (the “Stock”) in exchange for past services and/or expected provision of future services on behalf of the Company and/or its affiliates by Mr. Evans.

The RSA provides the Company with an irrevocable option (the “Redemption Option”) for a period of ninety (90) days following October 24, 2009, or such longer period as may be agreed to by the Company and Mr. Evans, to redeem from Mr. Evans, at no cost to the Company, up to but not exceeding the number of shares of Stock that have not vested in accordance with the provisions of the RSA. The Stock awarded is subject to vesting upon either the passage of time or upon the occurrence of the following specified events:

(i) On May 30, 2007, ten percent (10%) of the Stock vested and were released from the redemption option.

(ii) Except as otherwise provided in the RSA, as of the date when the Company has consummated one or more convertible debt financing at any time after October 24, 2006 which, in the aggregate, provide gross proceeds to the Company of at least $12,400,000, ten percent (10%) of the Stock shall vest and be released from the Redemption Option.

(iii) Except as otherwise provided in the RSA, as of the date when the Company has consummated one or more equity financing at any time after October 24, 2006 but prior to October 24, 2009 which, in the aggregate, provide gross proceeds to the Company of at least $20,000,000, twenty percent (20%) of the Stock shall vest and be released from Redemption Option.

(iv) Except as otherwise provided in the RSA, as of the date when the closing price of the Common Stock of the Company is equal to or greater than $3.00 per share for ten (10) consecutive trading days at any time after October 24, 2006 but prior to October 24, 2009, thirty percent (30%) of the Stock shall vest and be released from the Redemption Option.

(v) Except as otherwise provided in the RSA, as of the date when the closing price of the Common Stock of the Company is equal to or greater than $5.00 per share for ten (10) consecutive trading days at any time after October 24, 2006 but prior to October 24, 2009, thirty percent (30%) of the Stock shall vest and be released from the Redemption Option.

In addition, in the event of a change of control or termination of Mr. Evans’ employment by the Company without cause or by Mr. Evans for good reason, in each case as defined in the RSA, the Redemption Option will lapse and all shares of Stock subject to the Redemption Option will become fully vested. To ensure the faithful performance of the terms of the RSA and to insure the availability of the unvested Stock upon exercise of the Redemption Option, Mr. Evans has agreed to place into escrow certificate(s) evidencing the Stock with the secretary (or his designee) of the Company pursuant to certain terms more fully described in the RSA. The certificate(s) issued to Mr. Evans representing the Stock will have legends placed on them restricting their transferability.

B. On May 21, 2007, the Board of Directors of the Company upon the recommendation of the Compensation Committee approved the grant of the following non-statutory stock options under the Company’s 2006 Equity Incentive Plan to certain of its executive officers and directors. The Company and each recipient of the stock option grant set forth below entered into separate stock option agreements on May 30, 2007.

Stock Option Grants

Name/Position	Date of Grant	Number of Shares Granted	Exercise Price Per Share	Term/Expiration Date/ Years

Patrick Barker, Chairman of Board of Directors	May 21, 2007	1,000,000	$5.20	10

Joshua Barker, EVP - Risk Management	May 21, 2007	500,000	$5.20	10

Porter Loomis, Director	May 21, 2007	14,424	$5.20	3

Wallace Stanberry, Director	May 21, 2007	24,039	$5.20	3

Butch Meibergen, Director	May 21, 2007	24,039	$5.20	3

Douglas Donaghue, VP- Chief Accounting Officer	May 21, 2007	50,000	$5.20	10

Lane Hamm, EVP - CFO	May 21, 2007	300,000	$5.20	10

Frank Moore, VP - Plant Operations	May 21, 2007	425,000	$5.20	10

Timothy Barker, EVP-Development	May 21, 2007	500,000	$5.20	10

Jerry Nash, EVP - Distribution, Director	May 21, 2007	750,000	$5.20	10

The referenced stock option grants are exercisable, in whole or in part, according to the following vesting schedule, subject to, in the case of an officer, such officer’s continued employment by the Company or, in the case of a director, such director’s continued service to the Company on the relevant vesting date.

I. The stock option grants to Patrick Barker, Timothy Barker, Joshua Barker and Jerry Nash shall vest according to the following schedule:

Twenty five percent (25%) of the shares subject to the option shall vest upon the occurrence of any of the following events:

(i)	conversion of the $12.43 million in financing received in the private placement dated November 3, 2006 to common stock of the Company;

(ii)	closure of financing to expand capacity at the Company’s ethanol production facility located at Pratt, Kansas;

(iii)
the average daily trading volume of common stock of the Company listed on any established stock exchange, national market system, or over-the-counter bulletin board (OTCBB) priced at $3.00 per share exceeds 20,000 shares for a period of 10 consecutive trading days; or

(iv)
the average daily trading volume common stock of the Company listed on any established stock exchange, national market system, or OTCBB priced at $5.00 per share exceeds 20,000 shares for a period of 10 consecutive days.

The options become fully vested and immediately exercisable upon the consummation of a proposed business combination between the Company and GreenHunter Energy Inc. The options remain exercisable for eighteen (18) months after the holder of the option ceases to be employed as an officer and/or no longer serves as a director.

II. With the exception of the individuals identified in (I) above, the stock options granted to all other officers and directors become exercisable, in whole or in part, immediately upon grant. The stock options remain exercisable for eighteen (18) months in the case of stock options held by an officer or twelve (12) months in case of stock option held by a director after the holder of the option ceases either to be (a) employed as an officer or (b) a director of the Company.

The foregoing discussion under this Item are qualified in their entirety by, in the case of Subsection A, the Restricted Stock Agreement annexed as an exhibit hereto and in the case of Subsection B, the Form of Stock Option Agreements summarized under Subsection (B.I) and (B.II) both annexed as exhibits hereto.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1*	Restricted Stock Agreement effective as of May 30, 2007, by and between Orion Ethanol, Inc. and Gary C. Evans.
4.2*	Form of Stock Option Agreement (delayed vesting).
4.3*	Form of Stock Option Agreement (immediate vesting).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Ethanol, Inc.

Date: June 4, 2007

/s/ Lane Hamm
Lane Hamm
Chief Financial Officer

EXHIBITS

Exhibit No.	Description
4.1	Restricted Stock Agreement effective as of May 30, 2007, by and between Orion Ethanol, Inc. and Gary C. Evans.
4.2	Form of Stock Option Agreement (delayed vesting).
4.3	Form of Stock Option Agreement (immediate vesting).